Exhibit 5.1

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

February 6, 2026

The Simply Good Foods Company

1225 17th Street, Suite 1000

Denver, CO 80202

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to The Simply Good Foods Company, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (together with any amendments thereto, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) an aggregate of 6,355,505 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable under The Simply Good Foods Company Incentive Plan (the “Plan”) and (ii) 2,000,000 shares (the “Inducement Shares”) of Common Stock underlying an inducement award in the form of a stock option granted to the Company’s Chief Executive Officer in connection with the commencement of his employment (the “CEO Stock Option Inducement Award”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Plan Shares registered pursuant to the Registration Statement to be issued by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan and the applicable award agreement and (ii) the Inducement Shares registered pursuant to the Registration Statement to be issued by the Company upon the exercise of the CEO Stock Option Inducement Award have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the CEO Stock Option Inducement Award, in each case for consideration in an amount at least equal to the par value of such Shares, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the Registration Statement.

One New York Plaza, New York, New York 10004—1980
T: +1.212.859.8000 friedfrank.com

Fried, Frank, Harris, Shriver & Jacobson LLP

February 6, 2026

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP